Exhibits 5.2, 8.2, 23.2
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SSL DRAFT 6/18/03

June 18, 2003



Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179


Re: STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. REGISTRATION STATEMENT ON FORM S-3 REGISTRATION NO. [_________________]

         We expect to act as counsel for Structured Asset Mortgage Investments II Inc. (the "Company"), in connection with the authorization and issuance from time to time of Mortgage Pass-Through Certificates issuable in series (the "Certificates") and/or Mortgage-Backed Notes issuable in series (the "Notes" and, together with the Certificates, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, the Securities will be issued from time to time in series (each, a "Series") by separate trusts (each, a "Trust Fund") established by the Company. The Certificates of each Series will be issued pursuant to a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") between the Company and an independent trustee, or if Notes of a Series are issued, the Notes will be issued under an indenture (each, an "Indenture") between the Trust Fund and an independent trustee.

         We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, a form of Indenture, forms of Certificates, forms of Notes and the prospectus and each prospectus supplement (the "Prospectus") forming a part of the


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Structured Asset Mortgage Investments II Inc.
June 18, 2003
Page 2


Registration Statement and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We have also assumed for purposes of the opinion given in paragraph 2 below that the Pooling and Servicing Agreement, or the Indenture, as the case may be, with respect to any given Series as to which we act as counsel to the Company as provided in the related Prospectus Supplement, has been, duly and validly authorized, executed and delivered by all parties thereto other than the Company or, in the case of the Indenture, other than the respective Trust Fund. As to various matters material to such opinions, we have relied upon the representations and warranties in each of the form of Pooling and Servicing Agreement and the form of Indenture and statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

         1. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company with respect to a Series as to which we act as counsel to the Company, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. When an Indenture has been duly and validly authorized, executed and delivered by the respective Trust Fund with respect to a Series as to which we act as counsel for the Company, it will constitute a legal, valid and binding agreement of such Trust Fund enforceable against such Trust Fund in accordance with its terms.


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Structured Asset Mortgage Investments II Inc.
June 18, 2003
Page 3


         2. When Securities of a Series issued pursuant to a Pooling and Servicing Agreement or an Indenture with respect to which we act as counsel for the Company have been duly and validly authorized by all necessary action on the part of the Company or, in the case of Securities issued pursuant to an Indenture, on the part of the Trust Fund, and when executed as specified in, and delivered pursuant to, such respective agreement and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of such respective agreement and, in the case of Certificates, will evidence the entire beneficial ownership of the applicable Trust Fund and, in the case of Notes, will be binding obligations of the Trust Fund.

         3. The statements set forth in the Prospectus under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct and are hereby adopted and confirmed.

         In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates or the Notes with respect to a Series


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Structured Asset Mortgage Investments II Inc.
June 18, 2003
Page 4


as to which we act as counsel for the Company under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,




/s/ Stroock & Stroock & Lavan LLP
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Stroock & Stroock & Lavan LLP